EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-210412, 333-220172, 333-226678, 333-233083, and 333-241654 on Form S-8 and Registration Statement No. 333-233564 on Form S-3 of our report dated March 11, 2021, relating to the financial statements of Syndax Pharmaceuticals, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 11, 2021